UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2021

Stratos Renewables Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-1321517	20-1699126
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Executive Terminal Drive
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702)-840-4433

9400 Santa Monica Blvd., Suite 401

Beverly Hills, California 90210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SRNW	OTC:Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On June 15, 2021, George Sharp was appointed as custodian for the registrant, Stratos Renewables Corporation, by Order Granting Motion to Appoint George Sharp as Custodian and For Temporary Restraining Order on Order Shortening Time (Case No. A-21-835772-B, Dept. No.: 13) issued by the District Court of the State of Nevada in and for Clark County (the “Court Order”). Under his authority as Custodian George Sharp appointed himself as the sole member of the Board and President, Secretary and Treasurer of the Company by resolutions of the registrant’s Board of Directors on June 15, 2021. On August 29, 2021, in recognition of the $50,000 cash invested and $50,000 in consulting fees accrued by George Sharp for professional and regulatory fees to reinstate the registrant in the State of Nevada and to have the registrant become current in its filings under the SEC’s recently imposed requirements for public companies operating under SEC Rule 15c2-11 that mandates the filing of current financial and corporate disclosures to be submitted to OTC Markets by June 30, 2021 and to have OTC Markets declare the Company “current” by September 30, 2021, the Board issued 300,000 shares of the authorized “blank check” preferred stock to George Sharp with 10,000 votes for each share of preferred stock to give voting control to Mr. Sharp. Mr. Sharp is currently engaging an auditor and preparing the necessary filings with the SEC to have the registrant be subject to the reporting requirements of the SEC, including the filing of annual and quarterly financial reports.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2021, in accordance with the Court Order, George Sharp appointed himself as the Company’s President, Secretary, Treasurer, and Chairman of the Board of Directors of the Company.

George A. Sharp, 61 years old, has, for the past 17 years, served as a consultant to companies in a variety of contexts, including software development, assisting public companies with growth and regulatory compliance plans. Mr. Sharp is a well-known whistleblower and shareholder advocate, fighting against microcap fraud. He has exposed dubious activities involving various issuers to the public and regulatory bodies for the last 12 years. In June 2017, Mr. Sharp was engaged as a consultant by OTC Markets Group, Inc. to develop compliance processes to bring more timely and actionable data to the OTC market.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Order Granting Motion to Appoint George Sharp as Custodian and For Temporary Restraining Order on Order Shortening Time (Case No. A-21-835772-B, Dept. No.: 13) issued by the District Court of the State of Nevada in and for Clark County

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stratos Renewables Corporation

Date: August 31, 2021	By:	/s/ George Sharp
George Sharp
President and CEO